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                                                                    EXHIBIT 10.3


                   RESTATED AND AMENDED CONTRIBUTION AGREEMENT

     This Restated and Amended Contribution Agreement ("Agreement") dated as of June 29, 2001 by and among ACME Television, LLC, a Delaware limited liability company ("ACME"), and ACME Communications, Inc., a Delaware corporation (the "Company").

                                    RECITALS

     A. The Company indirectly owns 100% of the membership interests of ACME.

     B. ACME, certain "Lenders" named therein and Canadian Imperial Bank of Commerce, as agent for the Lenders (the "Agent") are parties to a First Amended and Restated Credit Agreement dated as of December 2, 1997, as amended through the date hereof (as so amended and as hereinafter amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement").

     C. The Company and ACME are parties to a Contribution Agreement dated as of December 29, 2000 (the Original Agreement").

     D. ACME, the Lenders, the Agent and Bankers Trust Company, as syndication agent for the Lenders have entered into a Ninth Amendment to Credit Agreement dated the date hereof (the "Ninth Amendment") amending certain terms and conditions of the Credit Agreement. B. It is a condition precedent to the Ninth Amendment that the Company and ACME enter into this Agreement to restate and amend the Original Agreement to make certain corresponding revisions required under the Ninth Amendment.

     E. Capitalized terms not defined herein shall have the meanings given to such terms in the Credit Agreement.

     NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and ACME hereby agree as follows:

                                    AGREEMENT

SECTION 1. COMMITMENTS; PARENT RESERVE.

     (a) The Company hereby agrees to maintain, solely for ACME's benefit, cash or cash equivalents for equity contributions to ACME in an aggregate amount equal to the greater of (i) $13,000,000 or (ii) the aggregate amount of the Company's cash on hand and cash equivalents as of the date hereof, to the extent the same exceeds $7,500,000, which amount shall be permanently reduced by (x) any voluntary cash equity contributions made by the Company to ACME after the date hereof and (y) up to $2,500,000 in the aggregate, but only (dollar for dollar) to the extent that ACME obtains commitments for New Lease Financing, provided that such financing is funded before January 1, 2002. As used herein, the term "New Lease Financing" means additional lease or vendor financing commitments to finance Adjusted Capital Expenditures (as permitted under SECTIONS 7.01(G) and 7.02(G) of the Credit Agreement and excluding ACME's existing lease facility provided by Union Bank of California) The cash and cash equivalents required to be maintained by the Company for ACME's benefit as provided herein, after giving effect to the reductions described above, are referred to as the "Parent Reserve").


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     (b) To the extent that ACME fails to obtain New Lease Financing as scheduled in the Table below for any fiscal period, ACME may call against the Parent Reserve, within ten (10) days after the end of such fiscal period, to finance the shortfall, and the Company shall make payment to ACME from the Parent Reserve within thirty (30) days after the end of such fiscal period.

             FISCAL PERIOD                       PROJECTED NEW LEASE FINANCING
             -------------                       ------------------------------
            July 1 through                                $2,400,000
             December 2001

           January 1 through                            None projected
            March 31, 2002

     April 1 through June 30, 2002                        $6,000,000

            July 1 through                                $2,500,000
          September 30, 2002

     (c) If ACME calls against the Parent Reserve upon the occurrence and during the existence of any Event of Default under the Credit Agreement, as provided thereunder, the Company will immediately contribute the full amount of the Parent Reserve to ACME.

     (d) Upon receipt of any equity contribution pursuant to subsection (a) or
(b) above, the Company's capital account shall be adjusted to reflect the amount of the equity contribution.

SECTION 2. NO SET OFF.

     The obligations of the Company under Section 1 shall be absolute and unconditional under any and all circumstances, including without limitation, the existence of any default or Event of Default by ACME in the performance or observance of any of the agreements or covenants in the Credit Agreement, the existence of any indebtedness owing by ACME or any if its Subsidiaries to the Company or any set-off, counterclaim, abatement, recoupment, defense or other right or claim which the Company may have against ACME, any of its Affiliates or any other Person, including the Agent and any of the Lenders, the dissolution, bankruptcy, insolvency or reorganization of the Company, ACME, any of their respective Affiliates or any other Person or the pendency against the Company, ACME, any of their respective Affiliates or any other Person of any case, suit or proceeding under any bankruptcy or insolvency law or any other law providing for the relief of debtors or any other circumstances whatsoever which might otherwise constitute an excuse for non-performance of the obligations of the Company under Section 1, whether similar or dissimilar to any of the circumstances specified herein.

SECTION 3. BENEFICIARY.

     The parties hereto hereby acknowledge that this Agreement has been made for the benefit of the Agent and the Required Lenders, as well as ACME. As third party beneficiaries hereunder, the Agent and the Required Lenders shall have the same rights, powers, privileges, interests and remedies as ACME, including the right and power to require the Company to make equity contributions from the Parent Reserve under Section 1(a), whether arising under this


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Agreement or by statute or in law or in equity or otherwise, resulting from any failure by the Company to perform its obligations under Section 1(a), together with full power and authority in the names of the Agent or the Required Lenders to enforce the Company's obligations under Section 1(a) directly.

SECTION 4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

     (a) Membership Interest Ownership. The Company indirectly owns all of the membership interests of ACME through its wholly-owned subsidiary, ACME Intermediate Holdings, LLC.

     (b) Corporate Existence. The Company (i) is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation;
(ii) has all requisite corporate power and has all material governmental licenses, authorizations, consents and approvals necessary to carry on its business as now being conducted except where the failure to have such governmental licenses, authorizations, consents and approvals would not have a material adverse effect on the Company's business or operations; and (iii) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where the failure to so qualify would have a material adverse effect on the Company's business or operations.

     (c) Corporate Action. The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by the Company of this Agreement has been duly authorized by all necessary corporate action on its part; and this Agreement has been duly and validly executed and delivered by the Company and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except (i) as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights in general, and (ii) enforceability thereof may be subject to general principles of equity regardless of whether such enforceability is considered in a proceeding at law or in equity.

     (d) Maintenance of Corporate Existence. The Company agrees that, so long as this Agreement is in effect, it shall (i) preserve and maintain its corporate existence; and (ii) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements would materially and adversely affect the ability of the Company to perform its obligations under this Agreement.

SECTION 5. MISCELLANEOUS.

     (a) Binding Effect; Assignment. This Agreement shall become effective when it shall have been executed by the Company and ACME and thereafter shall be binding upon and inure to the benefit of the Company and ACME and their respective successors and assigns, except that none of the interests, rights or obligations of the Company hereunder shall be transferable (whether by operation of law or otherwise), without the prior written consent of the Agent.

     (b) Termination of Agreement. This Agreement and all obligations of the parties hereunder shall not terminate until the earlier of full investment of the Parent Reserve or the payment in full of the Obligations or the termination of the Commitments.


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     (c) Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (excluding the laws applicable to conflicts or choice of law).

     (d) Notices. All notices required or permitted to be given to or made upon any party to this Agreement shall be made in writing and shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested) or by facsimile transmission with confirmation by overnight courier and shall be deemed to have been duly given or made when received by the intended recipient in accordance with the provisions of this Section 5(c). Unless otherwise specified in a notice given or made in accordance with this provisions of this Section 5(c), notices shall be given to the respective parties at their respective addresses indicated below.

      To the Company:            ACME Communications, Inc.
                                 Suite 202
                                 2101 E. Fourth Street
                                 Santa Ana, California  92705

      To ACME:                   ACME Television, LLC
                                 Suite 202
                                 2101 E. Fourth Street
                                 Santa Ana, California  92705

      In each case notice copy to:

                                 Canadian Imperial Bank of Commerce, as Agent
                                 425 Lexington Avenue
                                 New York, New York  10017
                                 Attention:  Harold Birk

     In the event of any strike or occurrence of another similar event which interrupts mail service, notices may be served personally upon an individual, partner or an officer or director of a corporation which is or is part of the party being served.

     (e) Headings. Headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     (f) Survival of Agreements. All covenants, agreements, representations and warranties in this Agreement or in any certificate, instrument, document or other writing delivered pursuant hereto shall survive the execution and delivery of this Agreement, and, except as otherwise provided herein, all such covenants and agreements shall continue in full force and effect.

     (g) Entire Agreement. This Agreement contains the full, final and exclusive statement of the agreement among the Company and ACME relating to the transactions contemplated hereby. Except as set forth in this Agreement, the parties acknowledge and agree that the Company is not a guarantor of and shall have no other obligations or liabilities under the Credit Agreement.

     (h) Counterparts. This Agreement may be executed in two or more counterparts, which when so executed and delivered shall constitute one and the same instrument.


                    * THE NEXT PAGE IS THE SIGNATURE PAGE. *


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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                         ACME COMMUNICATIONS, INC.


                                         By: /s/ Thomas D. Allen
                                             -------------------------------
                                             Name: Thomas D. Allen
                                             Title: Executive Vice President
                                                    and Chief Financial Officer



                                         ACME TELEVISION, LLC


                                         By: /s/ Thomas D. Allen
                                             -------------------------------
                                             Name: Thomas D. Allen
                                             Title: Executive Vice President
                                                    and Chief Financial Officer


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